Exhibit 99.1

Houghton Mifflin Harcourt Reports Record Billings Growth in Third Quarter; Re-Affirms 2019 Guidance

New Core Programs and Extensions Drive Growth Nationwide; Strong Third Quarter Cash Flow

BOSTON — October 31, 2019 — Learning company Houghton Mifflin Harcourt (“HMH” or the “Company”) (Nasdaq: HMHC) today announced its financial results for the quarter ended September 30, 2019.

Operating Highlights:

•	Net sales growth of 10% in Q3 and 7% YTD
•	Record billings growth across the Company of 31% in Q3 and 26% YTD
•	Core Solutions billings growth of 50% in Q3 and 48% YTD
•	Extensions billings growth of 25% in Q3 and 14% YTD driven by strong Heinemann and Services
•	Net cash provided by operating activities of $393 million in Q3 and $127 million YTD
•	Generated free cash flow of $358 million in Q3 and $18 million YTD
•	Re-affirming guidance established at Investor Update Event on October 17, 2019

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions of dollars)	2019	2018 (1)	Change	2019	2018 (1)	Change
Net sales	$566	$516	9.6%	$1,149	$1,073	7.1%
Change in deferred revenue	181	55	NM	241	34	NM
Billings	747	571	30.7%	1,390	1,108	25.5%
Income (loss) from continuing operations	69	84	(17.5)%	(89)	(51)	(73.7)%
Adjusted EBITDA from continuing operations [2]	149	160	(6.9)%	169	190	(10.7)%
Pre-publication or content development costs	(26)	(33)	20.6%	(82)	(92)	11.6%
Net cash provided by operating activities	393	201	95.3%	127	26	NM
Free cash flow [2]	358	150	NM	18	(108)	NM

1	All amounts have been adjusted to eliminate the impact of the Riverside Standardized Testing business which has been removed from continuing operations and classified as discontinued operations.
2	Non-GAAP measure, please refer to Use of Non-GAAP measures for an explanation and reconciliation.

NM = not meaningful

“The third quarter represented the second consecutive record quarter of billings growth for HMH as a public company, and we raised our billings guidance at the recent investor update event in New York City on October 17, 2019 to reflect the strength we are seeing in 2019. Early success from our cross selling initiatives provides compelling evidence that our integrated solutions approach will help us drive sustained, positive free cash flow into the future,” said Jack Lynch, President and Chief Executive Officer of Houghton Mifflin Harcourt.

Joe Abbott, Chief Financial Officer of HMH added, “Momentum in both Core Solutions and Extensions is being driven by the new core programs we launched into the market this year, as well as growth in Heinemann and professional services. The strong cash flow generation in the third quarter puts us on track to generate 2019 free cash flow in a range of $100 to $120 million.”

2019 Outlook

In light of stronger-than-expected year to date financial results, the Company revised its billings guidance, content development spend guidance and total capital expenditures guidance on October 17, 2019 at its investor update meeting. Additionally, the Company provided free cash flow guidance for the full year at the investor update meeting. Our guidance is as follows:

2019 Guidance
Billings	$1,590 million to $1,620 million
Content Development Spend	$100 million to $110 million
Total Capital Expenditures	$150 million to $160 million
Free Cash Flow	$100 million to $120 million

Third Quarter 2019 Financial Results:

Net Sales: HMH reported net sales of $566 million for the third quarter of 2019, up 10% or $50 million compared to $516 million in the same quarter of 2018. The net sales increase was driven by a $68 million increase in our Education segment, offset by a $18 million decrease in our HMH Books & Media segment. Within our Education segment, the increase was due to higher net sales in Extensions, which primarily consist of our Heinemann brand, intervention and supplemental products as well as professional services, which increased by $38 million from $207 million in 2018 to $244 million. Within Extensions, Heinemann net sales continued to grow primarily driven by sales of the Fountas & Pinnell Classroom and Calkins products. Further, our net sales from Core Solutions increased by $30 million from $243 million in 2018 to $273 million. The primary driver of the increase in Core Solutions were net sales of Texas and national versions of the Into Reading and Into Literature programs. The HMH Books & Media net sales decrease was primarily due to 2018 licensing income of $16 million, pertaining to our classic backlist titles 1984 and Animal Farm, which did not repeat this year.

Billings: Billings for the third quarter of 2019 increased $175 million, or 31%, from the same period in 2018. The billings increase was driven by a $195 million increase in our Education segment, offset by a $19 million decrease in our HMH Books & Media segment. Within our Education segment, the increase was primarily due to higher Core Solutions billings, which increased by $138 million, driven by billings of the Texas and national versions of the Into Reading and Into Literature programs. Further, the billings from Extensions increased $57 million, driven by continued growth of Heinemann’s Fountas & Pinnell Classroom and Calkins products. The HMH Books & Media billings decrease was primarily due to 2018 licensing income of $16 million, pertaining to our classic backlist titles 1984 and Animal Farm, which did not repeat this year.

Cost of Sales: Overall cost of sales increased by $54 million to $292 million in the third quarter of 2019 from $238 million in the same period in 2018, primarily due to higher billings volume and royalty costs associated with such billings, and an increase in pre-publication amortization expense related to the timing of 2019 major product releases.

Selling and Administrative Costs: Selling and administrative costs increased by $13 million in the third quarter of 2019, primarily due to increases in labor and variable costs due to $175 million of higher billings compared to the same period last year.

Operating Income: Operating income for the third quarter of 2019 was $78 million, a $14 million unfavorable change from the $92 million operating income recorded in the same period in 2018. The unfavorable change was primarily the result of higher cost of sales in the third quarter of 2019, coupled with an increase in selling and administrative expenses as noted herein.

Net Income: Net income of $69 million for the third quarter of 2019 was $17 million less than the net income of $86 million in the same quarter of 2018. Net income from continuing operations for the third quarter of 2019 was $69 million, a $15 million unfavorable change from the $84 million net income from continuing operations in the same quarter of 2018, due primarily to the same factors impacting operating loss, partially offset by income from a transition services agreement of $1 million that did not occur in the same period in 2018.

Adjusted EBITDA from Continuing Operations: Adjusted EBITDA from continuing operations for the third quarter of 2019 was $149 million, a $11 million unfavorable change from $160 million in the same quarter of 2018. Certain variable costs such as royalty, transportation and commissions were higher due to the increase in billings over the prior year.

Nine Months Ended September 30, 2019 Financial Results:

Net Sales: HMH reported net sales of $1,149 million for the first nine months of 2019, up 7% or $76 million compared to $1,073 million from the same period of 2018. The net sales increase was driven by a $87 million increase in our Education segment, offset by a $11 million decrease in our HMH Books & Media segment. Within our Education segment, the increase was due to higher net sales in Extensions, which increased by $50 million from $478 million in 2018 to $528 million. Within Extensions, Heinemann net sales continued to grow primarily driven by sales of the Fountas & Pinnell Classroom and Calkins products. Further, net sales from Core Solutions increased by $37 million from $456 million in 2018 to $493 million. The primary driver of the increase in Core Solutions were net sales of the Texas and national versions of the Into Reading and Into Literature programs.

Billings: Billings for the first nine months of 2019 increased $283 million, or 26%, from the same period in 2018. The billings increase was driven by a $296 million increase in our Education segment, offset by a $14 million decrease in our HMH Books & Media segment. Within our Education segment, the increase was primarily due to higher Core Solutions billings, driven by billings of the Texas and national versions of the Into Reading and Into Literature programs. Further, the billings from Extensions increased $67 million, driven by continued growth of Heinemann’s Fountas & Pinnell Classroom and Calkins products. The HMH Books & Media billings decrease was primarily due to 2018 licensing income of $16 million, pertaining to our classic backlist titles 1984 and Animal Farm, which did not repeat this year.

Cost of Sales: Overall cost of sales increased by $94 million to $662 million in the first nine months of 2019 from $568 million in the same period in 2018, primarily due to higher billings volume and royalty costs associated with such billings, and an increase in pre-publication amortization expense related to the timing of 2019 major product releases.

Selling and Administrative Costs: Selling and administrative costs increased by $25 million in the first nine months of 2019, primarily due to increases in labor and variable costs due to $283 million of higher billings compared to the same period last year.

Operating Loss: Operating loss for the first nine months of 2019 was $54 million, a $38 million unfavorable change from the $16 million operating loss recorded in the same period in 2018. The unfavorable change was primarily the result of higher cost of sales coupled with an increase in selling and administrative expenses as noted herein.

Net Loss: Net loss of $89 million for the first nine months of 2019 was $50 million more than the net loss of $38 million in the same period of 2018. Net loss from continuing operations for the first nine months of 2019 was $89 million, a $38 million unfavorable change from the $51 million net loss from continuing operations in the same period of 2018, due primarily to the same factors impacting operating loss, slightly offset by income from a transition services agreement of $4 million that did not occur in 2018.

Adjusted EBITDA from Continuing Operations: Adjusted EBITDA from continuing operations for the nine months of 2019 was $169 million, a $20 million unfavorable change from $190 million in the same period of 2018. Certain variable costs such as royalty, transportation and commissions were higher due to the increase in billings over the prior year.

Cash Flows: Net cash provided by operating activities for the first nine months of 2019 was $127 million compared with $43 million in the same period of 2018. Net cash provided by operating activities from continuing operations was $127 million in the first nine months of 2019, an increase of $101 million compared to $26 million in the same period of 2018. Net cash provided by operating activities included $17 million of cash flow from discontinued operations in 2018. HMH’s free cash flow, defined as net cash from operating activities minus capital expenditures, in the first nine months of 2019 was $18 million compared with a usage of $108 million in the same period of 2018. The primary driver of the favorable change in free cash flow was an increase in net working capital associated with the increased billings in the first nine months of 2019 of $283 million offset by growth in accounts receivables and inventory. As of September 30, 2019, no amounts were outstanding on the revolving credit facility.

Conference Call:

At 8:30 a.m. ET on Thursday, October 31, 2019, HMH will host a conference call to discuss these results and management’s outlook with its investors. The call will be webcast live at ir.hmhco.com. The following information is provided for investors who would like to participate:

Toll Free: (844) 835-6565

International: (484) 653-6719

Passcode: 4496977

Moderator: Brian Shipman, Senior Vice President, Investor Relations

Webcast Link: https://edge.media-server.com/mmc/p/gosppfh2

An archived webcast with the accompanying slides will be available at ir.hmhco.com for one year for those unable to participate in the live event. An audio replay of this conference call will also be available until November 10, 2019 via the following telephone numbers: (855) 859-2056 in the United States and (404) 537-3406 internationally using passcode 4496977.

Use of Non-GAAP Financial Measures:

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP) and to provide additional insights into our performance (for a completed period and/or on a forward-looking basis), we have presented adjusted EBITDA from continuing operations and free cash flow. These measures are not prepared in accordance with GAAP. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations and/or our expected results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.

Management believes that the presentation of adjusted EBITDA from continuing operations provides useful information to our investors and management as an indicator of our performance that is not affected by: fluctuations in interest rates or effective tax rates; levels of depreciation or amortization; non-cash charges; fees, expenses or charges relating to acquisition-related activities, including purchase accounting adjustments, integration costs and transaction costs, as well as to securities offering- and debt refinancing-activities; charges associated with restructuring and cost saving initiatives, including severance, separation and facility closure costs; certain legal settlements and awards; and non-routine costs and gains. Accordingly, management believes that this measure is useful for comparing our performance from period to period and makes decisions based on it. In addition, targets in adjusted EBITDA (further adjusted to include the change in deferred revenue) are used as performance measures to determine certain incentive compensation of management. Management also believes that the presentation of free cash flow provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by general business operations, excluding capital expenditures, and makes decisions based on it.

Other companies may define these non-GAAP measures differently and, as a result, our use of these non-GAAP measures may not be directly comparable to adjusted EBITDA and free cash flow used by other companies. Although we use these non-GAAP measures as financial measures to assess our business, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure. Adjusted EBITDA from continuing operations should be considered in addition to, and not as a substitute for, net income or loss prepared in accordance with GAAP as a measure of performance; and free cash flow should be considered in addition to, and not as a substitute for, net cash from operating activities prepared in accordance with GAAP. Adjusted EBITDA from continuing operations is not intended to be a measure of liquidity nor is free cash flow intended to be a measure of residual cash flow available for discretionary use. You are cautioned not to place undue reliance on these non-GAAP measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures (to the extent available without unreasonable efforts in the case of forward-looking measures) and related disclosure is provided in the appendix to this news release.

About Houghton Mifflin Harcourt

Houghton Mifflin Harcourt (Nasdaq: HMHC) is a global learning company committed to delivering integrated solutions that engage learners, empower educators and improve student outcomes. As a leading provider of K–12 core curriculum, supplemental and intervention solutions and professional learning services, HMH partners with educators and school districts to uncover solutions that unlock students’ potential and extend teachers’ capabilities. HMH serves more than 50 million students and 3 million educators in 150 countries, while its award-winning children’s books, novels, non-fiction, and reference titles are enjoyed by readers throughout the world. For more information, visit www.hmhco.com

Follow HMH on Twitter, Facebook and YouTube.

Contact

Investors

Brian S. Shipman, CFA

SVP, Investor Relations

(212) 592-1177

brian.shipman@hmhco.com

Media

Bianca Olson

SVP, Corporate Affairs

617-351-3841

bianca.olson@hmhco.com

Forward-Looking Statements

The statements contained herein include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will,” “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. Forward-looking statements include all statements that are not statements of historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, including billings and net sales; financial performance, financial condition; liquidity; products and services, including for new adoptions; outlook for full year 2019; prospects; growth; markets and our positions therein; strategies, including with respect to investing in our Core Solutions and Extensions offerings and operational excellence; efficiency and cost savings initiatives, including actions thereunder and expected impact; the industry in which we operate; and potential business decisions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this report.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if our results are consistent with the forward-looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.

Important factors that could cause our results to vary from expectations include, but are not limited to: changes in state and local education funding and/or related programs, legislation and procurement processes; changes in state academic standards; state acceptance of submitted programs and participation rates therefor; industry cycles and trends; the rate and state of technological change; state requirements related to digital instruction; changes in product distribution channels and concentration of retailer power; changes in our competitive environment, including free and low cost open educational resources; periods of operating and net losses; our ability to enforce our intellectual property and proprietary rights; risks based on information technology systems and potential breaches of those systems; dependence on a small number of print and paper vendors; third-party software and technology development; possible defects in digital products; our ability to identify, complete, or achieve the expected benefits of, acquisitions; unanticipated consequences of the disposition of our Riverside clinical and standardized testing business; our ability to execute on our long-term growth strategy; increases in our operating costs; exposure to litigation; major disasters or other external threats; contingent liabilities; risks related to our indebtedness; future impairment charges; changes in school district payment practices; a potential increase in the portion of our sales coming from digital sales; risks related to doing business abroad; changes in tax law or interpretations; management and other personnel changes; timing, higher costs and unintended consequences of our operational efficiency and cost-reduction initiatives, including our recently announced workforce reduction; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other news releases we issue and filings we make with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein.

Houghton Mifflin Harcourt Company

Consolidated Balance Sheets

(in thousands of dollars, except share information)	September 30, 2019 (Unaudited)	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$308,676	$253,365
Short-term investments	—	49,833
Accounts receivable, net	434,903	203,574
Inventories	211,744	184,209
Prepaid expenses and other assets	18,728	15,297
Total current assets	974,051	706,278
Property, plant, and equipment, net	104,718	125,925
Pre-publication costs, net	290,356	323,641
Royalty advances to authors, net	48,124	47,993
Goodwill	716,977	716,073
Other intangible assets, net	486,356	520,892
Operating lease assets	135,298	—
Deferred income taxes	3,259	3,259
Deferred commissions	33,953	22,635
Other assets	31,698	28,428
Total assets	$2,824,790	$2,495,124
Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$8,000	$8,000
Accounts payable	88,091	76,313
Royalties payable	68,189	66,893
Salaries, wages, and commissions payable	69,638	50,225
Deferred revenue	314,083	251,944
Interest payable	147	136
Severance and other charges	1,312	6,020
Accrued postretirement benefits	1,512	1,512
Operating lease liabilities	11,135	—
Other liabilities	34,473	26,649
Total current liabilities	596,580	487,692
Long-term debt, net of discount and issuance costs	752,241	755,649
Operating lease liabilities	137,375	—
Long-term deferred revenue	574,641	395,500
Accrued pension benefits	27,624	29,320
Accrued postretirement benefits	13,235	14,300
Deferred income taxes	29,655	27,075
Other liabilities	6,746	17,118
Total liabilities	2,138,097	1,726,654
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 20,000,000 shares authorized; no shares issued and outstanding at September 30, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value: 380,000,000 shares authorized; 148,907,955 and 148,164,854 shares issued at September 30, 2019 and December 31, 2018, respectively; 124,330,921 and 123,587,820 shares outstanding at September 30, 2019 and December 31, 2018, respectively	1,489	1,481
Treasury stock, 24,577,034 shares as of September 30, 2019 and December 31, 2018, respectively, at cost	(518,030)	(518,030)
Capital in excess of par value	4,903,422	4,893,174
Accumulated deficit	(3,650,874)	(3,562,971)
Accumulated other comprehensive loss	(49,314)	(45,184)
Total stockholders’ equity	686,693	768,470
Total liabilities and stockholders’ equity	$2,824,790	$2,495,124

Houghton Mifflin Harcourt Company

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars, except share and per share information)	2019	2018	2019	2018
Net sales	$565,668	$516,255	$1,149,199	$1,073,379
Costs and expenses
Cost of sales, excluding publishing rights and pre-publication amortization	246,527	201,748	533,413	461,539
Publishing rights amortization	6,341	8,238	20,217	26,476
Pre-publication amortization	39,319	28,094	108,140	80,047
Cost of sales	292,187	238,080	661,770	568,062
Selling and administrative	188,957	176,202	516,206	491,052
Other intangible asset amortization	6,383	6,696	19,519	20,238
Restructuring	—	3,077	—	3,077
Severance and other charges	270	362	5,921	6,380
Loss on sale of assets	—	—	—	384
Operating income (loss)	77,871	91,838	(54,217)	(15,814)
Other income (expense)
Retirement benefits non-service income	41	320	125	960
Interest expense	(11,597)	(11,627)	(35,142)	(34,035)
Interest income	509	277	1,698	900
Change in fair value of derivative instruments	(737)	(249)	(1,171)	(974)
Income from transition services agreement	571	—	4,248	—
Income (loss) from continuing operations before taxes	66,658	80,559	(84,459)	(48,963)
Income tax (benefit) expense for continuing operations	(2,602)	(3,349)	4,256	2,104
Income (loss) from continuing operations	69,260	83,908	(88,715)	(51,067)
Income from discontinued operations, net of tax	—	2,441	—	12,833
Net income (loss)	$69,260	$86,349	$(88,715)	$(38,234)
Net income (loss) per share attributable to common stockholders
Basic:
Continuing operations	$0.56	$0.68	$(0.71)	$(0.41)
Discontinued operations	—	0.02	—	0.10
Net income (loss)	$0.56	$0.70	$(0.71)	$(0.31)
Diluted:
Continuing operations	$0.55	$0.68	$(0.71)	$(0.41)
Discontinued operations	—	0.02	—	0.10
Net income (loss)	$0.55	$0.70	$(0.71)	$(0.31)
Weighted average shares outstanding
Basic	124,315,491	123,553,116	124,089,257	123,401,005
Diluted	124,807,488	123,870,380	124,089,257	123,401,005

Houghton Mifflin Harcourt Company

Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in thousands of dollars)	2019	2018
Cash flows from operating activities
Net loss	$(88,715)	$(38,234)
Adjustments to reconcile net loss to net cash provided by operating activities
Income from discontinued operations, net of tax	—	(12,833)
Loss on sale of assets	—	384
Depreciation and amortization expense	201,593	183,218
Amortization and impairments of operating lease assets	12,898	—
Amortization of debt discount and deferred financing costs	3,136	3,136
Deferred income taxes	2,580	2,597
Stock-based compensation expense	11,094	9,363
Change in fair value of derivative instruments	1,171	974
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(231,296)	(160,506)
Inventories	(27,535)	(19,317)
Other assets	(23,649)	(716)
Accounts payable and accrued expenses	37,488	15,471
Royalties payable and author advances, net	1,165	(5,165)
Deferred revenue	241,091	34,362
Interest payable	11	41
Severance and other charges	(464)	(481)
Accrued pension and postretirement benefits	(2,761)	(2,462)
Operating lease liabilities	(12,450)	—
Other liabilities	2,015	16,274
Net cash provided by operating activities – continuing operations	127,372	26,106
Net cash provided by operating activities – discontinued operations	—	17,361
Net cash provided by operating activities	127,372	43,467
Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	50,000	86,539
Purchases of short-term investments	—	(29,708)
Additions to pre-publication costs	(81,532)	(92,202)
Additions to property, plant, and equipment	(27,350)	(41,488)
Proceeds from sale of assets	—	500
Acquisition of business, net of cash acquired	(5,447)	—
Investment in preferred stock	(750)	—
Net cash used in investing activities – continuing operations	(65,079)	(76,359)
Net cash used in investing activities – discontinued operations	—	(5,933)
Net cash used in investing activities	(65,079)	(82,292)
Cash flows from financing activities
Proceeds under revolving credit facility	60,000	50,000
Payments of revolving credit facility	(60,000)	(50,000)
Payments of long-term debt	(6,000)	(6,000)
Payments of deferred financing fees	(311)	—
Tax withholding payments related to net share settlements of restricted stock units and awards	(1,963)	(1,113)
Issuance of common stock under employee stock purchase plan	1,027	1,263
Net collections under transition services agreement	265	—
Net cash used in financing activities – continuing operations	(6,982)	(5,850)
Net increase (decrease) in cash and cash equivalents	55,311	(44,675)
Cash and cash equivalents at the beginning of the period	253,365	148,979
Cash and cash equivalents at the end of the period	$308,676	$104,304

Houghton Mifflin Harcourt Company

Non-GAAP Reconciliations (Unaudited)

Adjusted EBITDA from continuing operations

Consolidated

(in thousands of dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss) from continuing operations	$69,260	$83,908	$(88,715)	$(51,067)
Interest expense	11,597	11,627	35,142	34,035
Interest income	(509)	(277)	(1,698)	(900)
Provision (benefit) for income taxes	(2,602)	(3,349)	4,256	2,104
Depreciation expense	13,901	17,701	46,945	56,457
Amortization expense – film asset	—	—	6,772	—
Amortization expense	52,043	43,028	147,876	126,761
Non-cash charges – stock compensation	3,835	3,302	11,094	9,363
Non-cash charges – loss on derivative instruments	737	249	1,171	974
Fees, expenses or charges for equity offerings, debt or acquisitions/dispositions	183	150	731	2,256
2017 Restructuring Plan	—	3,077	—	3,077
Severance, separation costs and facility closures	270	362	5,921	6,380
Loss on sale of assets	—	—	—	384
Adjusted EBITDA from continuing operations	$148,715	$159,778	$169,495	$189,824

Free Cash Flow

Consolidated

(in thousands of dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018 (1)	2019	2018 (1)
Cash flows from operating activities
Net cash provided by operating activities	$393,297	$201,353	$127,372	$26,106
Cash flows from investing activities
Additions to pre-publication costs	(25,941)	(32,688)	(81,532)	(92,202)
Additions to property, plant, and equipment	(8,992)	(18,178)	(27,350)	(41,488)
Free Cash Flow	$358,364	$150,487	$18,490	$(107,584)

[1]	All amounts have been adjusted to eliminate the impact of the Riverside Standardized Testing business which has been removed from continuing operations and classified as discontinued operations.

Forward looking cash flow can only be provided on a non-GAAP basis without unreasonable efforts.

Houghton Mifflin Harcourt Company

Calculation of Billings (Unaudited)

Billings (in thousands of dollars)

Consolidated

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$565,668	$516,255	$1,149,199	$1,073,379
Change in deferred revenue	180,993	54,959	241,280	34,362
Billings (1)	$746,661	$571,214	$1,390,479	$1,107,741

Education

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Core Solutions net sales	$273,262	$243,130	$493,273	$456,335
Change in deferred revenue	138,697	30,736	211,570	18,687
Core Solutions Billings	$411,959	$273,866	$704,843	$475,022
Extensions net sales	$244,352	$206,506	$527,986	$477,600
Change in deferred revenue	42,322	23,605	30,565	14,428
Extensions Billings	$286,674	$230,111	$558,551	$492,028
Education Billings (1)	$698,633	$503,977	$1,263,394	$967,050

HMH Books & Media

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$48,054	$66,619	$127,940	$139,444
Change in deferred revenue	(26)	618	(855)	1,247
HMH Books & Media Billings	$48,028	$67,237	$127,085	$140,691

Billings is an operating measure utilized by the Company derived as shown above.

[1]	All amounts have been adjusted to eliminate the impact of the Riverside Standardized Testing business which has been removed from continuing operations and classified as discontinued operations.